UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2023

Electriq Power Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39948	85-3310839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 N. Flagler Drive,	Suite 1003	33401
West Palm Beach,	Florida
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (833) 462-2883
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ELIQ	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $6.57 per share	ELIQ.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).	Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreeement.

As previously disclosed, Electriq Power Holdings, Inc. (the “Company”) and Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP entered into a Forward Purchase Agreement on July 23, 2023 (the “Forward Purchase Agreement”). On November 12, 2023, the Company and Meteora Capital LLC and its affiliates (“Meteora”) entered into a binding term sheet (the “Binding Term Sheet”) which (a) terminates the Forward Purchase Agreement and (b) includes a $500,000 lead investor PIPE commitment by Meteora in equity securities of the Company if the Company raises a minimum of $7,000,000 of total capital in the future.

It is anticipated that the Company and Meteora will enter into definitive agreements containing the terms and conditions set forth in the Binding Term Sheet and such other terms and conditions as are mutually agreed by the parties (the “Definitive Documentation”). Until such Definitive Documentation is fully executed, the Binding Term Sheet shall constitute a valid and binding agreement between the Company and Meteora. However, if the Definitive Documentation is not executed on or before November 30, 2023 (the “Termination Date”), which may be extended at the election of Meteora by written notice to the Company, the Binding Term Sheet shall terminate as of the Termination Date and be of no further force or effect.

Termination of the Forward Purchase Agreement

Pursuant to the Binding Term Sheet, the number of shares of the Company’s Class A common stock, par value $0.0001 per share, (“Shares”) Meteora purchased in connection with the Forward Purchase Agreement, totaling 3,534,492 Shares, and the number of shares issued pursuant to the FPA Funding Amount PIPE Subscription Agreement dated July 31, 2023, totaling 251,194 Shares will continue to be held by Meteora free and clear of all obligations or restrictions, and the Forward Purchase Agreement will terminate and be of no further force or effect.

Additionally, pursuant to the Binding Term Sheet, the Company will issue to Meteora 3,500,000 warrants (“Warrants”) to purchase Shares that will be exercisable for 5 years following the date of issuance for $0.001 per share at Meteora’s sole discretion, at which time, the Prepayment Shortfall, as defined in the Forward Purchase Agreement, is deemed repaid in full. Meteora is restricted to exercising the number of Warrants equal to a fixed value of $3,500,000 (the “Exercise Maximum”). If any Warrants remain unexercised after the Exercise Maximum is reached, the balance of Warrants shall be terminated.

PIPE Commitment

Pursuant to the Binding Term Sheet, if the Company raises a minimum of $7,000,000 of total capital in the future, Meteora will make a $500,000 PIPE investment in the Company on terms pari-passu with other similar investors.

Item 2.02 Results of Operations and Financial Conditions.

On November 14, 2023, the Company issued a press release announcing its financial results for the fiscal quarter ended September 30, 2023. A copy of the press release is furnished as Exhibit 99.1.

The information furnished under this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits. The following exhibits are being furnished as part of this Current Report on Form 8-K.

Exhibit No	Exhibit
10.1
Binding Term Sheet, dated November 12, 2023, by and between Electriq Power Holdings, Inc., Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP, and Meteora Select Trading Opportunities Master, LP (incorporated by reference to Exhibit 10.22 to Form 10-Q filed on November 14, 2023).

99.1	Press Release dated November 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIQ POWER HOLDINGS, INC.

Date: November 14, 2023	By:	/s/ Petrina Thomson
	Name:	Petrina Thomson
	Title:	Chief Financial Officer